Exhibit 5.1

November 8, 2019

Tilray, Inc.

1100 Maughan Road

Nanaimo, BC V9X IJ2

Ladies and Gentlemen:

We have represented Tilray, Inc., a Delaware Corporation (the “Company”), in connection with a registration statement on Form S-4 (No. 333-234160) (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of 16,666,667 shares of the Company’s Class 1 Common Stock, par value $0.0001 per share, and 58,333,333 shares of the Company’s Class 2 Common Stock, par value $0.0001 per share (the “Shares”), to be issued upon consummation of the merger (the “Merger”) of Down River Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with Privateer Holdings, Inc., a Delaware corporation (“Privateer”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated September 9, 2019, by and among the Company, Merger Sub, and Privateer (the “Merger Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement in the form filed with the Commission on the date hereof, the Merger Agreement, the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering this opinion, we have assumed that, before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived, that all approvals for the issuance of the Shares referred to in the Registration Statement have become effective and that no shares of capital stock of the Company are issued or commitments to issue capital stock made by the Company prior to consummation of the Merger, except as expressly permitted by the Merger Agreement.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when the Registration Statement has been declared effective and the Shares have been issued and paid for in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category

Cooley LLP   1700 Seventh Avenue   Suite 1900   Seattle, WA   98101-1355

t: (206) 452-8700   f: (206) 452-8800   cooley.com

Tilray, Inc.

November 8, 2019

Page Two

of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Sincerely,

Cooley LLP

By:	/s/ Alan Hambelton
Alan Hambelton

Cooley LLP   1700 Seventh Avenue   Suite 1900   Seattle, WA   98101-1355

t: (206) 452-8700   f: (206) 452-8800   cooley.com